JP CENTURION & PARTNERS

JP CENTURION & PARTNERS PLT
(AF002366) (LLP0025093-LCA)
Chartered Accountants
(A Firm registered with Malaysian Institute of Accountants and US PCAOB)

No. 36G-2, Jalan Radin Anum
Bandar Baru Sri Petaling
57000 Kuala Lumpur
Malaysia

January 8, 2024

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

RE: SEATECH VENTURES CORP.

Dear Sirs/Madams:

The undersigned JP Centurion & Partners PLT, previously acted as independent accountants to audit the financial statements of SEATech Ventures Corp. We are no longer acting as independent accountants to the Company.

This letter will confirm that we have read Item 4.01 included in the Form 8-K dated January 8, 2024 of SEATech Ventures Corp. to be filed with the Securities and Exchange Commission and are in agreement with the statements related to our firm.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly,

/S/ JP CENTURION & PARTNERS PLT
JP CENTURION & PARTNERS PLT
KUALA LUMPUR, MALAYSIA